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                                                                Exhibit 10.16(e)

               PARTIAL LEASE SURRENDER AND TERMINATION AGREEMENT
                         AND FOURTH AMENDMENT OF LEASE

      This PARTIAL LEASE SURRENDER AND TERMINATION AGREEMENT AND FOURTH AMENDMENT OF LEASE (this "Agreement") is made as of the 26th day of July, 2000, by and between LEXREAL ASSOCIATES LIMITED PARTNERSHIP, a New York limited partnership, as landlord ("Landlord"), and YOUNG BROADCASTING, INC., a Delaware corporation, as tenant ("Tenant").

                                    RECITALS

      WHEREAS, by Lease dated March 29, 1990 ("Original Lease"), Tenant leased from Lexreal Associates, Landlord's predecessor-in-interest, certain premises consisting of the forty-seventh (47th) floor of the building known as 599 Lexington Avenue, New York, New York 10022 (the "Building"). Such premises are herein referred to as the "Initial Premises";

      WHEREAS, by First Amendment to Lease dated January 14, 1997 ("First Amendment"), Tenant leased from Landlord certain additional premises consisting of a portion of the twenty-second (22nd) floor of the Building. Such premises are referred to herein as the "First Additional Premises";

      WHEREAS, by Second Amendment to Lease dated May 25, 1999 ("Second Amendment"), Landlord and Tenant extended the Expiration Date of the Lease Term with respect to the Initial Premises only from September 30, 2000 to May 31, 2009 (the "Expiration Date");

      WHEREAS, by Third Amendment to Lease dated January 14, 2000 ("Third Amendment"), Tenant leased from Landlord certain additional premises consisting of a portion of the forty-first (41st) floor of the Building. Such premises are referred to herein as the "Second Additional Premises"; collectively, the Original Lease, the First Amendment, the Second Amendment and the Third Amendment are referred to hereinafter as the "Lease");

      WHEREAS, the term of the Lease with respect to the First Additional Premises only expires by its terms on June 30, 2002;

      WHEREAS, Tenant is the present holder of all of the tenant's interest under the Lease; and

      WHEREAS, Tenant desires to surrender the First Additional Premises and to terminate the Lease solely with respect to the First Additional Premises, and Landlord is willing to accept such surrender and termination upon the terms hereof.
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      NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the provisions herein contained, Landlord and Tenant do hereby agree as follows:

      1. Effective Date. The effective date (the "Effective Date") of this Agreement shall be September 30, 2000. Tenant shall pay to Landlord, in accordance with the Lease, all rents (as defined in the Lease) due from Tenant with respect to the First Additional Premises through September 30, 2000 and shall fully perform all of Tenant's other obligations under the Lease through the Effective Date.

      2. Surrender and Termination. Upon the Effective Date, without the execution of any additional documents, the Lease solely with respect to the First Additional Premises shall be canceled and terminated as if such Date were the date set forth in the Lease for the expiration of the Lease Term solely with respect to the First Additional Premises and Tenant shall surrender the First Additional Premises to Landlord in its "as is" condition on the date of this Agreement together with all furniture, fixtures and other personal property (collectively, the "Personal Property") identified on Exhibit A attached hereto. Upon the Effective Date, the Personal Property shall become the property of Landlord without the need for any further instrument of transfer. Tenant represents that Tenant is the sole owner of the Personal Property and that the Personal Property is free of all liens and encumbrances.

      3. Release. Effective as of the Effective Date, Landlord and Tenant each hereby release and forever discharge the other and their respective officers, agents, employees, affiliates, administrators, successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, known or unknown, which against the released parties, the releasor and the releasor's successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, arising out of, resulting from or in connection with the First Additional Premises; provided that neither Landlord nor Tenant shall be released with respect to (a) obligations and liabilities under or in connection with the First Additional Premises first arising, or causes of action first accruing, prior to the Effective Date, or (b) claims arising under this Agreement.

      4. Representations, Warranties and Covenants of Tenant. Tenant hereby represents and warrants and covenants to Landlord as follows:

            (a) Tenant is the sole owner of all rights and interests of tenant under the Lease and Tenant has not assigned, subleased, transferred, conveyed, mortgaged, pledged, hypothecated or otherwise encumbered or disposed of any interest in the Lease or the First Additional Premises;


                                       2
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            (b) Tenant has full power and authority to execute and deliver this
Agreement, all necessary corporate action has been taken to authorize the execution and delivery of this Agreement by the undersigned, and no consent or approval of any third party is required in order for Tenant to execute and deliver this Agreement;

            (c) Tenant is not in default under the Lease;

            (d) Landlord is not default under the Lease and Tenant has no claim of any nature against Landlord arising out of the Lease or Tenant's occupancy of the First Additional Premises. Nothing set forth in this sub-paragraph shall affect Tenant's rights, if any, relating to water leakage claimed to have occurred on the 47th floor of the Building; and

            (e) Neither this Agreement nor the performance by Tenant of its obligations hereunder will render Tenant insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation.

      5. PREMISES; RENT; TENANT'S SHARE; BASE TAXES; BASE OPERATING EXPENSES.

            (a) Premises. From and after the Effective Date, all references to the "Premises" in the Lease shall be deemed to exclude the First Additional Premises.

            (b) Annual Fixed Rent. Effective as of the Effective Date, "Exhibit J" to the Lease is amended by substituting in lieu thereof a new "Exhibit J" as attached hereto.

            (c) Tenant's Share. Effective as of the Effective Date, Tenant's Share shall mean:

                  (i) 0.77% with respect to the Initial Premises; and

                  (ii) 0.40% with respect to the Second Additional Premises.


            (d) Base Taxes and Base Operating Expenses. Landlord and Tenant confirm and agree as follows:

                  (i)   Base Taxes shall mean:

                        (A) The actual Taxes for the Tax Year commencing on July 1, 1999 and ending on June 30, 2000 with respect to the Initial Premises; and


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                        (B) The actual Taxes for the Tax Year commencing on July
                        1, 2000 and ending on June 30, 2001 with respect to the Second Additional Premises.

                  (ii)  Base Operating Expenses shall mean:

                        (A) One-half of the sum of (i) the actual Operating Expenses for the Operating Year commencing on January 1, 1999 and ending on December 31, 1999 and (ii) the actual Operating Expenses for the Operating Year commencing on January 1, 2000 and ending on December 31, 2000 with respect to the Initial Premises; and

                        (B) One-half of the sum of (i) the actual Operating Expenses for the Operating Year commencing on January 1, 2000 and ending on December 31, 2000 and (ii) the actual Operating Expenses for the Operating Year commencing on January 1, 2001 and ending on December 31, 2001 with respect to the Second Additional Premises.

      6. Tenant's Default. If, prior to the Effective Date, Tenant fails to perform its obligations hereunder, time being of the essence, Landlord shall have the right to terminate this Agreement by written notice to Tenant given in accordance with the Lease, and the Lease shall remain in full force and effect and both Landlord and Tenant shall maintain all rights and remedies provided under the Lease as if this Agreement and all related documents had not been executed. If, on or after the Effective Date, Tenant has failed to perform its obligations hereunder, time being of the essence, the Lease solely with respect to the First Additional Premises shall nevertheless terminate on the Effective Date, but Tenant shall, notwithstanding the termination of the Lease solely with respect to the First Additional Premises, be liable to Landlord for all sums due under the Lease with respect to the First Additional Premises through the Effective Date, and for all sums due hereunder, and for all damages, both direct and consequential, suffered by Landlord as a result of Tenant's default hereunder including holdover rent due under the Lease.

      7. Landlord's Access. Without limiting any other rights set forth in the Lease, from and after the date hereof, Landlord shall have the right to enter the First Additional Premises to show the same to prospective tenants.

      8. Integrated Agreement. This Agreement constitutes the entire, integrated agreement between the parties regarding the subject matter hereof and supersedes any and all prior or contemporaneous agreements, representations and negotiations, whether written or oral.


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      9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      11. Captions; Terms. The captions set forth in this Agreement have been inserted for convenience only and shall not affect the interpretation or meaning of any provision of this Agreement Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

      12. Amendment. This Agreement may not be amended or modified except in writing executed by both parties hereto.


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      EXECUTED as a sealed instrument as of this date and year first above written.

WITNESS:                         LANDLORD:

                                 LEXREAL ASSOCIATES LIMITED
                                 PARTNERSHIP

                                 By: Boston Properties, LLC, its General Partner

                                 By: Boston Properties Limited
                                     Partnership, its Manager

                                 By: Boston Properties, Inc.
                                     Its General Partner

                                 By: /s/ Robert E. Selsam
                                     -------------------------------------------
                                     Robert E. Selsam
                                     Senior Vice President


                                 TENANT:

                                 YOUNG BROADCASTING, INC.

                                 By: /s/ James A. Morgan
                                     -------------------------------------------
                                     Name:  James A. Morgan
                                     Title: Exec. VP-CFO
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                                   EXHIBIT J

                         SCHEDULE OF ANNUAL FIXED RENT

              (As amended pursuant to Partial Lease Surrender and Termination Agreement and Fourth Amendment to Lease)

INITIAL PREMISES

(a) From the end of the period provided for in Section 5.5 subpart (a) of the Lease through the day preceding the fifth (5th) anniversary of the Commencement Date, an Annual Fixed Rent of Four Hundred Thirty-Three Thousand Two Hundred and no/l00 Dollars ($433,200.00);

(b) From the fifth (5th) anniversary of the Commencement Date through the Expiration Date, an Annual Fixed Rent of Four Hundred Sixty-Three Thousand Six Hundred and no/l00 Dollars ($463,600.00);

(c) From June 1, 1999 through May 31, 2004, an Annual Fixed Rent of Four Hundred Eighty-Six Thousand Four Hundred and no/l00 Dollars ($486,400.00); and

(d) From June 1,2004 through the Expiration Date, an Annual Fixed Rent of Five Hundred Thirty-Two Thousand and no/100 Dollars ($532,000.00).

SECOND ADDITIONAL PREMISES

(a) From the Second Additional Premises Commencement Date through July 31, 2005, an Annual Fixed Rent of Two Hundred Sixty-Six Thousand Four Hundred and Twenty-Four and no/l00 Dollars ($266,424.00).

(b) From August 1, 2005 through the Expiration Date, an Annual Fixed Rent of Two Hundred Eighty-Nine Thousand Nine Hundred Thirty-Two and no/100 Dollars ($289,932.00).
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                                   EXHIBIT A

                          [LIST OF PERSONAL PROPERTY]

                              Interior Partitions


                                      -2-